SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 12, 2004

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crosfield Avenue, West Nyack, New York	10994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(845) 727-6500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.	Regulation FD Disclosure; and
Item 12.	Results of Operations and Financial Condition

On February 12, 2004, Footstar, Inc. (the “Company”) issued a press release announcing that it has received a waiver and extension until February 27, 2004 of the requirement to provide financial statements to the syndicate of banks, led by Fleet National Bank, that provides the Company’s $345 million senior secured credit facility. The Company has also initiated discussions with additional financing sources. In addition, the Company is exploring the possibility of a sale of certain of its assets to obtain liquidity. If none of these alternatives is successful in the near term, the Company will be required to file under Chapter 11 of the U.S. Bankruptcy Code in order to obtain necessary liquidity and restructure its debt.

        That press release is included as Exhibit 99 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2004	FOOTSTAR, INC. By: MAUREEN RICHARDS —————————————— Name: Maureen Richards Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press Release of Footstar, Inc. dated February 12, 2004.